                                                                    Exhibit 99.1

                 Onyx Software Announces Fourth Quarter Results
                    Q4 Pro-Forma Earnings Approach Breakeven
                       Q4 Pro-Forma EPS Reaches Breakeven

BELLEVUE, Wash.--(BUSINESS WIRE)--Jan. 29, 2002--Onyx(R) Software (Nasdaq:ONXS), a global provider of customer relationship management (CRM) enterprise applications, announced today financial results for the quarter and year ended December 31, 2001.

Fourth quarter financial performance highlights include:

 .    Approached breakeven pro-forma earnings

 .    License revenue of $6.6 million was 5% higher than in Q3

 .    Gross margin improved 6 points to 67% compared to the Q3 level of 61%

Financial Results: Q4

Revenue for the fourth quarter of 2001 was $19.2 million, compared to $35.7 million in the fourth quarter of 2000. Net loss for the fourth quarter of 2001 was $10.1 million, or $0.23 per share, compared to a net loss of $2.8 million or $0.08 per share in the fourth quarter of 2000. The fourth quarter 2001 net and operating losses include $8.1 million in restructuring and excess facilities charges, and $2.0 million in amortization of acquisition costs and stock compensation expense.

Pro-forma net loss for the fourth quarter of 2001, excluding the amortization of intangibles, stock compensation expense, restructuring-related costs and impairment of certain assets, was $0.2 million, or $0.00 per share, compared to a pro-forma net loss of $1.3 million, or $0.04 per share in the fourth quarter of 2000.

Fourth quarter 2001 license revenue of $6.6 million was higher than the $6.3 million in the third quarter of 2001. License revenue in the fourth quarter of 2000 was $22.3 million.

Overall gross margin increased to approximately 67% in the fourth quarter compared to 61% in the third quarter of 2001. Service revenue gross margin rose to 53% in the fourth quarter from 46% in the third quarter of 2001, reflecting a higher proportion of maintenance revenues in the mix, and improved professional services utilization, compared to the Q3 levels. The overall gross margin and service margin in the fourth quarter of 2000 was 77% and 47%, respectively.

2001:

Revenue for 2001 was $97.2 million, compared to $119.3 million in 2000. Net loss for 2001 was $95.5 million, or $2.37 per share, compared to a net loss of $4.7 million, or $0.13 per share in 2000. The 2001 net and operating losses include $51.8 million in severance, excess facilities charges and

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impairments of fixed assets, as well as $15.4 million of amortization of acquisition costs and stock compensation expense.

Pro-forma net loss for 2001, excluding the amortization of intangibles, stock compensation expense, restructuring-related costs and impairment of certain assets, was $26.8 million, or $0.66 per share, compared to pro-forma net income of $0.9 million or $0.02 per share in 2000.

"Onyx met the challenge of a slowing economy in 2001," said Brent Frei, CEO of Onyx Software. "When global events increased the business challenge, Onyx responded by reiterating our resolve and redoubling our efforts. Having approached pro-forma breakeven this quarter, Onyx is focused on running a profitable business in 2002," Frei added.

Yesterday, Onyx Software announced a firm underwritten public offering of 5.725 million common shares at a price to the public of $3.50 per share, with estimated net proceeds to the Company of $18.5 million. In addition, Onyx has granted Wells Fargo Securities, LLC, the sole underwriter for the offering, an option to purchase up to 600,000 shares of its common stock to cover over-allotments, if any.

Business Summary

Onyx had 31 new customer wins in the fourth quarter, compared to 24 in the third quarter. Thirty-five customers placed add-on orders in the fourth quarter, and almost half of these customers had previously purchased licenses in the first nine months of 2001.

World-class businesses and organizations selected Onyx Software in the fourth quarter. Financial services customers included Credit Suisse Financial Services, American Express Retirement Services, Dreyfus Service Corporation, Bank Muamalat, and Prudential Investments. Healthcare customers included Medstat Group, and Smith & Nephew. Technology customers included Philips Business Communications and Philips Professional Electronics, Gemplus Support Technology Lab, Softbank Commerce, Witness Systems and Netegrity. Other customers included Perkin Elmer Life Sciences, WestCoast Energy, Business Post, Telecom Italia, Amsterdam Port Authority, and the State of Georgia.

The geographic distribution of fourth quarter revenue was 59 percent domestic and 41 percent international. Onyx direct sales provided 79 percent of license revenue, with the balance provided by partners. Onyx had four deals with license and first-year maintenance exceeding $500,000 each. No customer accounted for more than 6% of total revenue in the fourth quarter.

"Onyx undertook joint engagements with IBM Global Services, Accenture, Avanade and Deloitte Touche Tomatsu during the quarter," Frei said. "Additionally, we continued to work closely with Microsoft."

Under the terms of a recently signed agreement, Onyx and Deloitte Touche Tomatsu have partnered to pursue government and healthcare opportunities, and this joint effort has already resulted in the previously announced customer win of London's Borough of Brent. Onyx also signed a reseller agreement with Unisys for the Latin America region in the fourth quarter.


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Onyx Vertical Service Provider partner Metavante saw additional demand for their
Onyx-based services and TriZetto purchased additional licenses.

Onyx Software will discuss its fourth quarter financial results in a conference call today at 4:30 p.m. Eastern, (1:30 p.m. Pacific). We suggest you access the call 10-15 minutes prior to the start time by signing on at http://investor.onyx.com. The call will be archived and available for replay at this same URL. Alternatively, you can participate by phone.

Onyx Software Fourth Quarter Conference Call

When: Tuesday, January 29, 2002 Time: 4:30 pm (Eastern) / 1:30 pm (Pacific) Dial-In: 1-800-946-0742 International Dial-In: 1-719-457-2650 Replay:
1-719-457-0820 (available through midnight Pacific, February 5, 2002)

Passcode: 469816

About Onyx Software

Onyx Software Corp. (Nasdaq:ONXS - news) is a global supplier of customer relationship management (CRM) enterprise applications that power a company's entire business world, connecting sales, marketing and service organizations with customers, prospects and partners. Through an innovative mix of Internet technology, strategic services and customer commitment, Onyx helps companies create the seamless, branded customer experiences they need to forge competitive advantage and build real business value. Its reliable, scalable, flexible, holistic solutions enable companies to attract, acquire and retain customers and partners across all channels and touch points. Onyx customers include American Express, Broadwing, Commerce One, Credit Suisse, Dreyfus, Prudential Investments and The Regence Group. Get more information at 888-ASK-ONYX, info@onyx.com or www.onyx.com.

Forward-looking statement

This press release contains forward-looking statements, including statements about our future financial results, the expected closing of our public offering, our future capital position, and other statements about our plans, objectives, intentions and expectations. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx's actual results include, but are not limited to, the risk that we may be unable to achieve and maintain profitability, the risk that our public offering is not consummated and the "Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price" described in our quarterly report on form 10-Q for the period ending September 30, 2001. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.


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                            Onyx Software Corporation
                 Condensed Consolidated Statements of Operations
                      (In Thousands, Except Per Share Data)


                               Three Months Ended             Year Ended
                                  December 31,                December 31,
                               2001          2000          2001          2000
                            ---------     ---------     ---------     ---------
                           (Unaudited)   (Unaudited)   (Unaudited)
Revenues
  License ..............    $   6,554     $  22,342     $  37,584     $  73,701
  Service ..............       12,677        13,378        59,577        45,608
                            ---------     ---------     ---------     ---------
Total revenues .........       19,231        35,720        97,161       119,309

Costs of revenues
  Cost of
   license .............          349         1,152         2,006         3,520
  Amortization of
   acquired
   technology ..........          138           205           751           820
  Cost of
   service .............        5,926         7,027        33,123        23,552
                            ---------     ---------     ---------     ---------
Total cost
 of revenues ...........        6,413         8,384        35,880        27,892
                            ---------     ---------     ---------     ---------

Gross margin ...........       12,818        27,336        61,281        91,417

Operating Expenses
  Sales and
   marketing ...........        6,646        18,935        53,254        59,182
  Research and
   development .........        3,993         6,368        21,968        21,046
  General
   and
   administrative ......        2,503         3,564        14,623        11,120
  Restructuring
   and
   other-related
   charges .............        8,142            --        51,806            --
  Amortization and
   impairment
   of goodwill
   and other
   acquisition-related
   intangibles .........        1,619         1,429        13,695         4,332
  Amortization of
   stock-based
   compensation ........          204            91           904           548
                            ---------     ---------     ---------     ---------
Total operating
 expenses ..............       23,107        30,387       156,250        96,228

Operating loss .........      (10,289)       (3,051)      (94,969)       (4,811)

Interest income
 (expense), net ........          (28)          124           377           788
Equity investment
 losses and
 impairment ............           --            --        (2,500)         (500)
                            ---------     ---------     ---------     ---------
Loss before
 income taxes ..........      (10,317)       (2,927)      (97,092)       (4,523)
Income tax
 provision
 (benefit) .............           87            84          (294)          404
Minority interest
 in loss of
 consolidated
 subsidiary ............         (266)         (216)       (1,283)         (216)
                            ---------     ---------     ---------     ---------

Net loss ...............    $ (10,138)    $  (2,795)    $ (95,515)    $  (4,711)
                            =========     =========     =========     =========

Basic and diluted
 net loss per
 share .................    $   (0.23)    $   (0.08)    $   (2.37)    $   (0.13)
                            =========     =========     =========     =========

Shares used in
 computation of
 basic and
 diluted net
 loss per share ........       43,387        35,628        40,368        34,922
                            =========     =========     =========     =========


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

                            Onyx Software Corporation
                      (In Thousands, Except Per Share Data)


Supplemental Pro Forma
 Information:

                              Three Months Ended              Year Ended
                                  December 31,                December 31,
                               2001          2000          2001          2000
                             --------      --------      --------      --------
                           (Unaudited)   (Unaudited)   (Unaudited)   (Unaudited)

Net loss ...............     $(10,138)     $ (2,795)     $(95,515)     $ (4,711)

Adjustments to
 reconcile net
 loss in the
 financial
 statements to
 pro forma
 net loss:
   Restructuring
    charges
      Facilities .......        5,731            --        46,299            --
      Severance ........        1,913            --         3,729            --
      Other ............          498            --         1,778            --
                             --------      --------      --------      --------
   Total
    restructuring
    charges ............        8,142            --        51,806            --
   Amortization
    and acquired
    technology .........          138           205           751           820
   Amortization and
    impairment of
    goodwill and
    other
    acquisition-related
    intangibles ........        1,619         1,429        13,695         4,332
   Amortization of
    stock-based
    compensation .......          204            91           904           548
   Equity investment
    losses and
    impairment .........           --            --         2,500           500
   Amortization and
    impairment of
    deferred
    income tax
    associated with
    acquisitions .......         (134)         (217)         (978)         (619)
                             --------      --------      --------      --------
Pro forma net income
 (loss) ................     $   (169)     $ (1,287)     $(26,837)     $    870
                             --------      --------      --------      --------
Pro forma net income
 (loss) per share:

   Basic ...............     $   0.00      $  (0.04)     $  (0.66)     $   0.02
                             ========      ========      ========      ========
   Diluted .............     $   0.00      $  (0.04)     $  (0.66)     $   0.02
                             ========      ========      ========      ========
Shares used in
 computation of
 pro forma net
 income (loss)
 per share:
    Basic ..............       43,387        35,628        40,368        34,922
                             ========      ========      ========      ========
    Diluted ............       43,387        35,628        40,368        40,962
                             ========      ========      ========      ========


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                            Onyx Software Corporation
                      Condensed Consolidated Balance Sheets
                                 (In Thousands)


                                                   December 31,
                                                      2001          December 31,
                                                   (Unaudited)          2000
                                                    ---------       -----------
Assets
Current Assets:
  Cash and cash equivalents ................        $  15,868         $  11,492
  Short-term marketable securities .........               --             5,522
  Accounts receivable, net .................           20,029            41,135
  Prepaid expenses and other
   current assets ..........................            2,596             4,533
                                                    ---------         ---------
    Total current assets ...................           38,493            62,682

  Property and equipment, net ..............           12,884            20,848
  Purchased technology, net ................              751             1,958
  Other intangibles, net ...................           10,863            19,674
  Other assets .............................            1,520             3,878
                                                    ---------         ---------
Total Assets ...............................        $  64,511         $ 109,040
                                                    =========         =========

Liabilities and Shareholders' Equity
Current Liabilities:
  Accounts payable .........................        $   2,826         $   6,792
  Salary and benefits payable ..............            1,833             5,778
  Accrued liabilities ......................            3,260             4,691
  Income taxes payable .....................              695               808
  Current portion long-term liabilities ....              173               242
  Current portion of
   restructuring-related
   liabilities .............................           15,384                --
  Deferred revenues ........................           19,191            19,119
                                                    ---------         ---------
    Total current liabilities ..............           43,362            37,430

Long-term liabilities ......................              248               428
Long-term restructuring-related
 liabilities ...............................            9,930                --
Deferred tax liability .....................            1,223             2,201
Minority Interest in joint venture .........            1,613             2,895

Shareholders' Equity
  Common stock .............................          118,557            75,416
  Notes payable to shareholders
   in the form of equity ...................               --             4,320
  Notes receivable from officers ...........               --              (157)
  Deferred stock-based compensation ........             (809)             (413)
  Accumulated deficit ......................         (108,291)          (12,776)
  Accumulated other
   comprehensive loss ......................           (1,322)             (304)
                                                    ---------         ---------
      Total shareholders' equity ...........            8,135            66,086
                                                    ---------         ---------
Total Liabilities and
 Shareholders' Equity ......................        $  64,511         $ 109,040
                                                    =========         =========

Contact:

     Onyx Software
     Investor Contact
     Mark Lamb, 425/519-4034
      or
     Media Contact
     Robin Rees, 425/519-4023
     http://www.onyx.com
     -------------------

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